AdCare Health Systems Reports Record Fourth Quarter and Full Year 2011 Results

Annual Revenues up 198% to Record $151.4 Million, Driving Record Adjusted EBITDAR of $16.8 Million

SPRINGFIELD, OH -- (Marketwire - March 08, 2012) - AdCare Health Systems, Inc. (NYSE Amex: ADK), a leading long-term care provider, reported financial results for the fourth quarter and full year ended December 31, 2011.

Financial Highlights

  Q4 2011 adjusted EBITDAR from continuing operations, up 176% to $4.5 million versus Q4 2010
  Record annual revenues, up 198% to $151.4 million
  Record annual income from operations of $2.7 million
  Record annual adjusted EBITDAR from continuing operations, up 453% to $16.8 million
  Acquisitions completed in 2011 added more than $76 million in estimated annualized revenue run-rate
  Total annualized revenue run-rate is expected to exceed an estimated $350 million

Q4 and FY2011 Summary of Financial Results
Revenues in the fourth quarter of 2011 increased 76% to a record $45.4 million from $25.8 million in the same year-ago quarter. Revenue for the full year of 2011 increased 198% to a record $151.4 million from $50.8 million in 2010. The increases in revenue in both periods were primarily due to acquisitions completed since December 31, 2010 as part of the AdCare's M&A program. The company's skilled nursing facilities that existed prior to January 1, 2011 also contributed to the improvement in revenue, driven primarily by an increase in occupancy and skilled mix. A more detailed discussion and analysis of the company's performance will be available in AdCare's Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission.

Loss from operations in the fourth quarter of 2011 was $0.4 million, as compared to a loss from operations of $0.8 million in the fourth quarter of 2010. Income from operations for the full year of 2011 was a record $2.7 million, as compared to a loss from operations of $1.9 million in 2010. The increase in income from operations was primarily due to acquisitions and revenue improvement in acquired facilities, partially offset by salary and retirement costs of $1.5 million incurred only in 2011.

For earnings attributable to AdCare and its shareholders, the company recorded a net loss in the fourth quarter of 2011 of $4.5 million or $(0.37) per share, compared to a net loss of $1.0 million or $(0.12) per share in the fourth quarter of 2010. The fourth quarter of 2011 net loss included acquisition expenses of approximately $0.4 million compared to $1.2 million of acquisition gains in the fourth quarter of 2010, and a non-cash derivative gain of $0.2 million compared to a loss of $0.3 million in the fourth quarter of 2010. Total non-cash stock-based compensation in the fourth quarter of 2011 was $0.3 million, as compared to $0.2 million in the same year-ago quarter. Interest expense in the fourth quarter of 2011 increased $1.4 million due to new financing from acquisitions.

As part of the AdCare's strategy to focus on the growth of skilled nursing facilities, the company decided in the fourth quarter of 2011 to exit the home health segment of the business. This segment has represented only 1% of total revenues for the company in 2011 and has experienced declining results of operations resulting in a net loss of $1.7 million in the fourth quarter of 2011 inclusive of a goodwill impairment charge. For fiscal year 2011, net loss was $6.2 million or $(0.62) per share, versus a net loss of $2.7 million or $(0.38) per share in 2010. The 2011 net loss included acquisition expenses of approximately $1.2 million compared to $2.4 million of acquisition gains in 2010. The 2011 loss also includes an increase of approximately $5.9 million in interest expense partially offset by the improvement in income from operations.

Adjusted EBITDAR from continuing operations in the fourth quarter of 2011 totaled $4.5 million, up 176% from adjusted EBITDAR from continuing operations of $1.6 million in the fourth quarter of 2010. Adjusted EBITDAR from continuing operations for the full year 2011 totaled a record $16.8 million, an increase of 453% from an adjusted EBITDAR from continuing operations of $3.0 million in 2010. (See below for the definition of adjusted EBITDA from continuing operations and adjusted EBITDAR from continuing operations, both of which are non-GAAP financial measures, as well as an important discussion about the presentation of these measures and reconciliation of these measures to net loss, the most directly comparable GAAP financial measure.)

Combined cash, current restricted cash and cash equivalents at December 31, 2011 totaled $8.7 million compared to $5.0 million at December 31, 2010.

Q4 2011 Operational Highlights

  Appointed David Rubenstein to the position of executive vice president and chief operating officer. Rubenstein brings to AdCare extensive operational experience in delivering long-term care and in implementing operating strategies that maximize facility productivity, minimize costs and increase Medicare census.

  Completed the acquisition of a skilled nursing and assisted living community in Mountain View, Arkansas, with an aggregate of 128 beds in service and an estimated $5.4 million in gross annualized revenues (according to its most recent financials). Its addition was also immediately accretive to AdCare's earnings.

  Completed the acquisition of a skilled nursing and assisted living community in Springfield, Ohio, which has 179 beds in service and an estimated $12.5 million in gross annualized revenues (according to its most recent financials). Management obtained effective control of the facilities on January 1, 2012. Its addition will be immediately accretive to AdCare's earnings.

  Signed a purchase agreement for three skilled nursing facilities in Arkansas with an aggregate of 437 beds and an estimated $15.9 million in gross annualized revenues (according to its most recent financials). The acquisition is anticipated to be completed by March 31, 2012.

  Signed a purchase agreement for five skilled nursing facilities in Oklahoma that has, on aggregate, 456 beds in service and an estimated $13.2 million in gross annualized revenues. The acquisition is anticipated to be immediately accretive to the company's earnings upon closing, which is expected in the second quarter of 2012.

  At the end of the fourth quarter, the company operated 42 facilities comprised of 33 skilled nursing centers, eight assisted living residences and one independent living/senior housing facility, with 3,737 total beds/units in service. Of these 42 facilities, 20 are owned, 12 are leased, six are consolidated variable interest entities, and four are managed for third parties. The facilities are located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio and Oklahoma.

Management Commentary
"Our record 2011 results reflect successful execution on our M&A program, resulting in nearly tripling our revenues over last year and record growth in adjusted EBITDAR from continuing operations," said Boyd P. Gentry, AdCare's president and chief executive officer. "Our corporate strategy of optimizing skilled nursing results through guiding local facility leadership to increase their post-acute and Medicare census has helped drive this strong performance."

Chris Brogdon, AdCare's chief acquisition officer, commented: "AdCare has put under contract 59 facilities since we began our M&A campaign in the fall of 2009 and 32 since the beginning of 2011. During the quarter, our M&A program expanded operations into the Southwest, established two additional facilities in Arkansas and Ohio, and put five additional facilities under contract in Oklahoma and five in Arkansas. We continue to expect our new facilities and these pending acquisitions to improve our overall EBITDA margin."

The company plans to continue pursuing an aggressive M&A program. Combining its current annualized run-rate with transactions currently in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $350 million. This would represent an increase of more than 131% over the company's revenues in 2011 and an increase of more than 13 times its annualized revenue run-rate since it initiated its M&A campaign in the fall of 2009.

"We are currently evaluating several attractive opportunities in the Southern region of the U.S.," added Brogdon, "with accretive acquisitions and the optimization of our facilities continuing to be our major focus in 2012."

Conference Call and Webcast
AdCare will hold a conference call to discuss its 2011 financial results tomorrow, Friday, March 9, 2012 at 8:30 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Friday, March 9, 2012
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-In Number: 1-877-941-1427
International: 1-480-629-9664
Conference ID#: 4520448

The conference call will be broadcast simultaneously at here and available for replay via the investor section of the company's Web site at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available after 11:30 a.m. Eastern time on March 9, 2012 and will remain available until April 9, 2012:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4520448

Summary of Closed and Pending Transactions Since Start of M&A Program

----------------------------------------------------------------------------
            Beds/                                                  Closing
Description Units Location     Type         ARR (1) Terms          Status
----------------------------------------------------------------------------
Three
Assisted    72                 Purchase     $3.2                   Closed 3-
Living      beds  Ohio         (Remaining   million Cash           31-10
Facilities                     50%)
----------------------------------------------------------------------------
                               Consolidated                        Signed
Assisted                       Variable             1-yr purchase  Option 6-
Living      104   Hoover, AL   Interest     $1.4    option,        25-10.
Facility    Units              Entity       million expiring June  Currently
                               (CVIE)               2012           a CVIE
----------------------------------------------------------------------------
Five
Nursing     600   Georgia      Lease        $38.8   10-yr lease    Closed 7-
Homes       beds                            million                30-10
----------------------------------------------------------------------------
Three                                               10-yr lease
Nursing     269   Georgia      Lease        $18.4   (combined with Closed 9-
Homes       beds                            million the above)     2-10
----------------------------------------------------------------------------
                                                    Long-term
Two Nursing 304                             $19.5   fixed rate     Closed
Homes       beds  Alabama      Purchase     million loan, USDA     10-1-10
                                                    guaranteed
----------------------------------------------------------------------------
                                                    12-yr lease
Two Nursing 299   Atlanta, GA  Lease        $20.8   with renewal   Closed
Homes       beds                            million option         11-2-10
----------------------------------------------------------------------------
                                                    Long-term
Nursing     106                             $8.0    fixed rate     Closed
Facility    beds  Sylva, NC    Purchase     million loan (USDA     12-31-10
                                                    guaranteed)
----------------------------------------------------------------------------
                                                                   Closed
                                                    Long-term      Two 5-1-
Three       329   Atlanta &                 $18.0   fixed rate     2011;
Nursing     beds  Dublin, GA   Purchase     million loan (USDA,SBA Closed
Homes                                               guaranteed and third on
                                                    bank loans)    6-1-2011
----------------------------------------------------------------------------
                                                                   Currently
Five        314                             $12.7   Long-term loan a CVIE
Nursing     beds  Oklahoma     CVIE         million (SBA           (since 8-
Facilities                                          guaranteed)    1-11)
----------------------------------------------------------------------------
                                                    Long-term
                                                    fixed rate     Closed
Five                           Purchase             loan (USDA     Four 9-8-
Nursing     482   Arkansas &   (four) and   $27.5   guaranteed and 11;
Homes       beds  Missouri     Lease (one)  million bank loans),   Closed
                                                    one 10-year    (Lease)
                                                    lease          11-1-11
----------------------------------------------------------------------------
Assisted
Living                                              Long-term loan
Facility &  128   Mountain     Purchase     $5.4    (USDA          Closed
Nursing     beds  View, AR                  million guaranteed     12-2-11
Home                                                bank loan)
----------------------------------------------------------------------------
                                                    30-year,
Assisted                                            fixed-rated,
Living                                              tax-exempt
Facility &  179   Springfield, Purchase     $12.5   bond issuance, Closed
Nursing     beds  Ohio                      million and            12-30-11
Home                                                traditional
                                                    bank loan
----------------------------------------------------------------------------
                               Purchase
15 Nursing                     (two), Lease         Cash, shares   Closing
Homes       1,991 NC, SC, TN & (nine), and  $121.3  of AdCare      Expected
(Pending)   beds  VA           Manage       million common stock & Q3-12
                               (four)               seller notes
----------------------------------------------------------------------------
Five
Nursing     456                             $13.2   Long-term loan Closing
Facilities  beds  Oklahoma     Purchase     million (SBA           Expected
(Pending)                                           guaranteed)    Q2-12
----------------------------------------------------------------------------
Three
Nursing     437                             $15.9   Traditional    Closing
Facilities  beds  Arkansas     Purchase     million bank loan      Expected
(Pending)                                                          Q1-12
----------------------------------------------------------------------------
Nursing
Facility    141                             $6.4    Traditional    Closing
(Pending)   beds  Arkansas     Purchase     million bank loan      Expected
(2)                                                                Q2-12
----------------------------------------------------------------------------
Nursing
Facility    120                             $3.3    Traditional    Closing
(Pending)   beds  Arkansas     Purchase     million bank loan      Expected
(2)                                                                Q2-12
----------------------------------------------------------------------------
                                            $346.3
Total       6,331                           million
------------------                          --------

(1)ARR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated
(2)Signed purchase agreement subsequent to Q4 2011.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages long-term care facilities and retirement communities, and since the company's inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by Mr. Gentry that the company expects better results, and statements by Mr. Brogdon that the company continues to expect its new facilities and those pending acquisitions to improve the company's overall EBITDAR margin, as well as other statements regarding the signing and closing of expected acquisitions, and the company's expected annualized run-rate. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, facilities mentioned in this press release are operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets. References to the consolidated company and its assets and activities, as well as the use of terms such as "we," "us," "our," and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The company defines: (i) adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss, other income from recovery of receivable, and retirement and salary continuation costs; and (ii) adjusted EBITDAR from continuing operations as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss; other income from recovery of receivable, retirement and salary continuation costs and rent cost.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. The metrics are key measures of AdCare Health Systems' operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business; fixed rent or lease payments of facilities; derivative loss; and certain acquisition related charges.

The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

  They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;

  They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

  They are an indication to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company's day-to-day operations.

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
  RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDAR FROM
                            CONTINUING OPERATIONS
                                (Unaudited)

                            Three Months Ended            Year Ended
                               December 31,              December 31,
                         ------------------------  ------------------------
                             2011         2010         2011         2010
                         -----------  -----------  -----------  -----------

Net Loss                 $(4,828,305) $(1,165,138) $(7,551,930) $(2,199,779)
  Impact of discontinued
   operations              1,678,713     (299,003)   1,963,382     (174,369)
                         -----------  -----------  -----------  -----------
Net Loss from continuing
 operations               (3,149,592)  (1,464,141)  (5,588,548)  (2,374,148)
  Interest expense, net    2,688,346    1,332,661    8,199,221    2,328,898
  Income tax (benefit)
   expense                  (150,939)       9,892      263,195       20,533
  Amortization of stock
   based compensation        277,209      181,060    1,018,673      818,765
  Depreciation and
   amortization            1,749,394      490,677    3,937,943    1,261,485
  Acquisition costs, net
   of gains                  373,370   (1,219,629)   1,162,802   (2,446,483)
  Loss on extinguishment
   of debt                     5,153      228,203      140,994      228,203
  Derivative (gain) loss    (150,860)     343,144     (957,517)     343,144
  Other income from
   recovery of
   receivables                     -            -     (632,001)           -
  Salary retirement and
   continuation costs        829,587            -    1,451,192            -
                         -----------  -----------  -----------  -----------
Adjusted EBITDA from
 continuing operations     2,471,668      (98,133)   8,995,954      180,397
  Facility rent expense    2,008,030    1,719,231    7,795,171    2,858,130
                         -----------  -----------  -----------  -----------
Adjusted EBITDAR from
 continuing operations   $ 4,479,698  $ 1,621,098  $16,791,125  $ 3,038,527
                         ===========  ===========  ===========  ===========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                           Three Months Ended             Year Ended
                              December 31,               December 31,
                        ------------------------  -------------------------
                            2011         2010         2011          2010
                        -----------  -----------  ------------  -----------
Revenues:
  Patient care revenues $45,136,535  $25,320,277  $149,732,749  $48,697,180
  Management revenues       307,727      528,677     1,619,981    2,093,334
                        -----------  -----------  ------------  -----------
Total revenues           45,444,262   25,848,954   151,352,730   50,790,514
                        -----------  -----------  ------------  -----------

Expenses:
  Cost of services
   (exclusive of
   facility rent,
   depreciation and
   amortization)         37,303,418   21,494,433   122,219,325   40,609,964
  General and
   administrative
   expenses               3,922,344    2,968,807    13,280,517    7,935,760
  Facility rent expense   2,008,030    1,719,231     7,795,171    2,858,130
  Depreciation and
   amortization           1,749,394      490,677     3,937,943    1,261,485
  Salary retirement and
   continuation costs       829,587            -     1,451,192            -
                        -----------  -----------  ------------  -----------
Total expenses           45,812,773   26,673,148   148,684,148   52,665,339
                        -----------  -----------  ------------  -----------
Income (Loss) from
 Operations                (368,511)    (824,194)    2,668,582   (1,874,825)
                        -----------  -----------  ------------  -----------
Other Income (Expense):
  Interest expense, net  (2,688,346)  (1,332,661)   (8,199,221)  (2,328,898)
  Loss on
   extinguishment of
   debt                      (5,153)    (228,203)     (140,994)    (228,203)
  Derivative gain
   (loss)                   150,860     (343,144)      957,517     (343,144)
  Acquisition costs,
   net of gains            (373,370)   1,219,629    (1,162,802)   2,446,483
  Other income
   (expense)                (16,011)      54,324       551,565      (25,028)
                        -----------  -----------  ------------  -----------
Total other income
 (expense), net          (2,932,020)    (630,055)   (7,993,935)    (478,790)
                        -----------  -----------  ------------  -----------
Loss from Continuing
 Operations Before
 Income Taxes            (3,300,531)  (1,454,249)   (5,325,353)  (2,353,615)
Income tax benefit
 (expense)                  150,939       (9,892)     (263,195)     (20,533)
                        -----------  -----------  ------------  -----------
Loss from Continuing
 Operations              (3,149,592)  (1,464,141)   (5,588,548)  (2,374,148)
(Loss) Income from
 discontinued
 operations, net of tax  (1,678,713)     299,003    (1,963,382)     174,369
                        -----------  -----------  ------------  -----------
Net Loss                 (4,828,305)  (1,165,138)   (7,551,930)  (2,199,779)
Net Loss (Income)
 Attributable to
 Noncontrolling
 Interests                  298,227      121,821     1,387,675     (543,842)
                        -----------  -----------  ------------  -----------
Net Loss Attributable
 to AdCare Health
 Systems                 (4,530,078)  (1,043,317)   (6,164,255)  (2,743,621)
                        ===========  ===========  ============  ===========

Net Loss per Common
 Share - Basic and
 Diluted:
  Continuing Operations $     (0.23) $     (0.15) $      (0.42) $     (0.40)
  Discontinued
   Operations                 (0.14)        0.03         (0.20)        0.02
                        -----------  -----------  ------------  -----------
                        $     (0.37) $    (0. 12) $      (0.62) $     (0.38)
                        ===========  ===========  ============  ===========

Weighted Average Common
 Shares Outstanding -
 Basic and Diluted       12,180,281    8,630,169     9,991,142    7,223,633
                        ===========  ===========  ============  ===========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                        December 31,
                                                ---------------------------
                     ASSETS                         2011           2010
                                                ------------   ------------
Current Assets:
  Cash and cash equivalents                     $  7,363,953   $  3,911,140
  Restricted cash and cash equivalents             1,383,196      1,047,454
  Accounts receivable, net                        18,782,052     11,215,187
  Prepaid expenses and other                         662,731      1,243,663
  Assets of disposal group held for sale              46,942      1,844,018
                                                ------------   ------------
        Total current assets                      28,238,874     19,261,462

Restricted cash and investments                    4,869,829      3,099,936
Property and equipment, net                      105,143,341     43,660,350
Intangible assets - bed licenses                   1,189,307      1,189,307
Intangible assets - lease rights, net              8,460,003      8,850,538
Goodwill                                             905,854        905,854
Escrow deposits for acquisitions                   3,672,169      1,725,086
Lease deposits                                     1,685,040      1,670,282
Deferred loan costs, net                           4,817,875      2,532,156
Other assets                                         121,743         63,935
                                                ------------   ------------
        Total assets                            $159,104,035   $ 82,958,906
                                                ============   ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Current portion of notes payable and other
     debt                                       $  4,566,547   $  1,495,496
    Revolving credit facilities and lines of
     credit                                        7,342,943      1,950,132
    Accounts payable                              12,074,582      3,411,322
    Accrued expenses                               9,881,207      9,664,776
    Liabilities of disposal group held for sale      240,138        636,452
                                                ------------   ------------
        Total current liabilities                 34,105,417     17,158,178

Notes payable and other debt, net of current
 portion:
  Senior debt, net of discounts                   87,770,571     37,591,390
  Convertible debt, net of discounts              14,613,765      9,379,761
  Revolving credit facilities                      1,308,227              -
  Other debt                                       1,400,001          5,239
Derivative liability                               1,889,198      2,905,750
Other liabilities                                  2,437,354      1,267,429
Deferred tax liability                                86,000         41,066
                                                ------------   ------------
      Total liabilities                          143,610,533     68,348,813
                                                ------------   ------------

Stockholders' equity:
    Preferred stock, no par value; 1,000,000
     shares authorized; no shares issued or
     outstanding                                           -              -
    Common stock and additional paid-in
     capital, no par value;
      29,000,000 shares authorized; 12,192,669
       and 8,766,657 shares issued and
       outstanding                                35,047,209     26,611,870
    Accumulated deficit                          (18,713,125)   (12,548,870)
                                                ------------   ------------
      Total stockholders' equity                  16,334,084     14,063,000
    Noncontrolling interest in subsidiaries         (840,582)       547,093
                                                ------------   ------------
      Total equity                                15,493,502     14,610,093
                                                ------------   ------------
      Total liabilities and stockholders'
       equity                                   $159,104,035   $ 82,958,906
                                                ============   ============

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                            BY QUARTER FOR 2011
                                (UNAUDITED)

                                            Quarter Ended
                         --------------------------------------------------
                          3/31/2011    6/30/2011    9/30/2011    12/31/2011
                         -----------  -----------  -----------  -----------
Revenues:
  Patient care revenues  $30,531,827  $33,872,091  $40,192,296  $45,136,535
  Management revenue         497,883      484,278      330,093      307,727
                         -----------  -----------  -----------  -----------
Total revenues            31,029,710   34,356,369   40,522,389   45,444,262
                         -----------  -----------  -----------  -----------
Expenses:
  Cost of services
   (exclusive of
   facility rent,
   depreciation and
   amortization)          25,118,630   27,160,660   32,636,617   37,303,418
  General and
   administrative
   expenses                2,960,996    3,130,036    3,267,141    3,922,344
  Facility rent expense    1,902,723    1,946,868    1,937,550    2,008,030
  Depreciation and
   amortization              646,729      705,596      836,224    1,749,394
  Salary retirement and
   continuation costs              -      621,605            -      829,587
                         -----------  -----------  -----------  -----------
Total expenses            30,629,078   33,564,765   38,677,532   45,812,773
                         -----------  -----------  -----------  -----------
Income (Loss) from
 Operations                  400,632      791,604    1,844,857     (368,511)
                         -----------  -----------  -----------  -----------
Other Income (Expense):
  Interest expense, net   (1,450,358)  (1,837,805)  (2,222,712)  (2,688,346)
  Loss on extinguishment
   of debt                         -      (77,400)     (58,441)      (5,153)
  Derivative gain (loss)  (1,349,866)  (2,588,171)   4,744,694      150,860
  Acquisition costs, net
   of gains                  973,339     (616,120)  (1,146,651)    (373,370)
  Other income (expense)     611,612      (24,665)     (19,371)     (16,011)
                         -----------  -----------  -----------  -----------
Total other income
 (expense), net           (1,215,273)  (5,144,161)   1,297,519   (2,932,020)
                         -----------  -----------  -----------  -----------

Income (Loss) from
 Continuing Operations
 before income taxes        (814,641)  (4,352,557)   3,142,376   (3,300,531)
Income tax benefit
 (expense)                   (89,642)    (120,711)    (203,781)     150,939
                         -----------  -----------  -----------  -----------
(Loss) income from
 Continuing Operations      (904,283)  (4,473,268)   2,938,595   (3,149,592)
Loss from discontinued
 operations, net of tax      (37,350)     (89,109)    (158,210)  (1,678,713)
                         -----------  -----------  -----------  -----------
Net Income (Loss)           (941,633)  (4,562,377)   2,780,385   (4,828,305)
Net Loss Attributable to
 Noncontrolling
 Interests                   176,337      165,507      747,604      298,227
                         -----------  -----------  -----------  -----------
Net Income (Loss)
 Attributable to AdCare
 Health Systems          $  (765,296) $(4,396,870) $ 3,527,989  $(4,530,078)
                         ===========  ===========  ===========  ===========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
     RECONCILIATION OF NET LOSS (INCOME) TO ADJUSTED EBITDA AND EBITDAR
               FROM CONTINUING OPERATIONS BY QUARTER FOR 2011
                                (UNAUDITED)

                                            Quarter Ended
                         --------------------------------------------------
                          3/31/2011    6/30/2011    9/30/2011    12/31/2011
                         -----------  -----------  -----------  -----------

Net Income (Loss)        $  (941,633) $(4,562,377) $ 2,780,385  $(4,828,305)
  Impact of discontinued
   operations                 37,350       89,109      158,210    1,678,713
                         -----------  -----------  -----------  -----------
Net Income (Loss) from
 continuing operations      (904,283)  (4,473,268)   2,938,595   (3,149,592)
  Interest expense, net    1,450,358    1,837,805    2,222,712    2,688,346
  Income tax (benefit)
   expense                    89,642      120,711      203,781     (150,939)
  Amortization of stock
   based compensation        389,994      167,487      183,983      277,209
  Depreciation and
   amortization              646,729      705,596      836,224    1,749,394
  Acquisition costs, net
   of gains                 (973,339)     616,120    1,146,651      373,370
  Loss on extinguishment
   of debt                         -       77,400       58,441        5,153
  Derivative (gain) loss   1,349,866    2,588,171   (4,744,694)    (150,860)
  Other income from
   recovery of
   receivables              (632,001)           -            -            -
  Salary retirement and
   continuation costs              -      621,605            -      829,587
                         -----------  -----------  -----------  -----------
Adjusted EBITDA from
 continuing operations     1,416,966    2,261,627    2,845,693    2,471,668
  Facility rent expense    1,902,723    1,946,868    1,937,550    2,008,030
                         -----------  -----------  -----------  -----------
Adjusted EBITDAR from
 continuing operations   $ 3,319,689  $ 4,208,495  $ 4,783,243  $ 4,479,698
                         ===========  ===========  ===========  ===========

Company Contacts
Boyd Gentry, CEO
Chris Brogdon, Vice Chairman & CAO
David A. Tenwick, Chairman of Board
AdCare Health Systems, Inc.
Tel (937) 964-8974
info@adcarehealth.com

Investor Relations
Ron Both or Geoffrey Plank
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com